Exhibit 6

EXECUTION VERSION

PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR STATE SECURITIES LAWS AND NO TRANSFER OF THIS NOTE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE MAKER MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

US$200,000	December 31, 2013

FOR VALUE RECEIVED, the undersigned, VENTRILLION MANAGEMENT COMPANY LTD, a company incorporated in the Seychelles with its registered address at Oliaji Trade Center – 1st Floor, Victoria, Mahe, Seychelles (“Ventrillion”) hereby unconditionally promises to pay to the order of VEGA LIMITED, an limited liability company incorporated under the laws of the Cayman Islands, having its registered address at Regatta Office Park 1st Floor, P.O. Box 10338, Grand Cayman, KY-1003, Cayman Islands (“Vega”), the sum of US$200,000 (Two Hundred Thousand Dollars) on the date falling three months from the date of this Promissory Note (the “Maturity Date”), as specified below.

All or any portion of the unpaid principal balance of this Promissory Note may be prepaid at any time at the option of Ventrillion. Payment in full of the amount set forth in the preceding paragraph shall constitute payment and satisfaction in full of this Promissory Note, and this Promissory Note shall automatically terminate upon such payment without the further act of any person.

Payment will be made to such account or accounts as Vega shall designate in writing to Ventrillion.

Ventrillion hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

This Promissory Note shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

Vega may transfer all or a portion of its rights under this Promissory Note to one or more third parties, subject in each case to the prior written consent of Ventrillion.

No amendment or waiver of any provision of this Promissory Note shall be effective, unless in writing and signed by Ventrillion and Vega.

THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION HEREWITH, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, Ventrillion has caused this Promissory Note to be executed and delivered by its duly authorized officer as of the date set forth above.

SIGNED by
For and on behalf of		)
VENTRILLION MANAGEMENT COMPANY LTD		)
In the presence of:		)

/s/ Lee Bok Leong
			Name:	Lee Bok Leong
/s/ Nisha Venkataraman			Designation:	Director
Name:	Nisha Venkataraman

[Signature page to Promissory Note]